Exhibit 99-B.4.3




















































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[Aetna Logo]            Aetna Life Insurance and Annuity Company
                        Home Office: 151 Farmington Ave
                        Hartford, CT 06156
                        (800) 525-4225

                        You may call the toll-free number shown above to get answers to questions or help to resolve a complaint.

Group Combination Annuity Contract (Nonparticipating)

This contract sets forth all the rights and obligations of Aetna Life Insurance and Annuity Company (Aetna) and the Contract Holder(s) (you) named on the cover. This contract constitutes the entire contract.

Specifications
------------------------------------------------------------------------------
Plan
SPECIMEN
------------------------------------------------------------------------------
Type of Plan
SPECIMEN
------------------------------------------------------------------------------
Contract Holder
SPECIMEN1
------------------------------------------------------------------------------
Contract No.
SPECIMEN
------------------------------------------------------------------------------
Effective Date
SPECIMEN
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This contract is Delivered in YOUR STATE and is Subject to the Laws of that
Jurisdiction

Please read  this contract carefully.   It sets forth, in  detail, your rights
and obligations and also those of Aetna Life Insurance and Annuity Company.

Right to Cancel
------------------------------------------------------------------------------
The Contract Holder may cancel this Contract within 10 days of receiving it by returning this Contract along with a written notice to Aetna at the above address or to the agent from whom it was purchased. Within 7 days after it receives the notice of cancellation and this Contract at its Home Office, Aetna will return the entire consideration paid plus any increase or minus any decrease in the current value of any funds allocated to the Separate Account.

Signed at the Home Office on the Effective Date.





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         /s/                                              /s/

      President                                       Secretary

ALL PAYMENTS AND VALUES PROVIDED BY THE CONTRACT, WHEN BASED ON INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT, ARE VARIABLE AND ARE NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT. THIS CONTRACT CONTAINS A MARKET VALUE ADJUSTMENT FORMULA. APPLICATION OF A MARKET VALUE ADJUSTMENT MAY RESULT IN EITHER AN INCREASE OR DECREASE IN THE CURRENT VALUE. THE MARKET VALUE ADJUSTMENT FORMULA DOES NOT APPLY TO A GUARANTEED TERM AT THE TIME OF ITS MATURITY.


Specifications
______________________________________________________________________________
Guaranteed Interest     There    is   a    guaranteed   interest    rate   for
Contributions(s)
Rate                    held in the Fixed Plus Account and the GA Account (see
                        Contract Schedule I).
______________________________________________________________________________
Deductions from the     There will  be deductions  for  mortality and  expense
risks
Separate Account        and administrative fees (see 3.07 and 5.07).
______________________________________________________________________________
Deductions from         Contribution(s) are subject to a deduction for premium
Contribution(s)         taxes, if any (see 3.02).
______________________________________________________________________________
Withdrawal Fee          There may be a charge deducted upon withdrawal (see
                        Contract Schedule I).





This Contract is a legal contract. This Contract and any attached document and subsequent endorsements constitutes the entire legal relationship between Aetna and the Contract Holder.


READ THIS CONTRACT CAREFULLY. This Contract sets forth, in detail, all of the rights and obligations of both you and Aetna. IT IS THEREFORE IMPORTANT THAT YOU READ THIS CONTRACT CAREFULLY.














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Table of Contents


Separate Account  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
      Separate Account:   . . . . . . . . . . . . . . . . . . . . . . . . .  7
      Charges to Separate Account:    . . . . . . . . . . . . . . . . . . .  7


Fixed Plus Account  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
      Minimum Guaranteed Interest Rate: . . . . . . . . . . . . . . . . . .  7
      Partial Withdrawal: . . . . . . . . . . . . . . . . . . . . . . . . .  7
      Full Withdrawal:  . . . . . . . . . . . . . . . . . . . . . . . . . .  7


Guaranteed Accumulation Account (GA Account)  . . . . . . . . . . . . . . .  8
      Minimum Guaranteed Interest Rate: . . . . . . . . . . . . . . . . . .  8


Separate Account and GA Account . . . . . . . . . . . . . . . . . . . . . .  8
      Withdrawal Fee: . . . . . . . . . . . . . . . . . . . . . . . . . . .  8


Separate Account, GA Account and Fixed Plus Account     . . . . . . . . . .  9
      Transfers:  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
      Maintenance Fee:  . . . . . . . . . . . . . . . . . . . . . . . . . .  9
      Systematic Withdrawal Option (SWO): . . . . . . . . . . . . . . . . .  9
      Loan Interest Rate: . . . . . . . . . . . . . . . . . . . . . . . . .  9


Separate Account  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
      Charges to Separate Account:  . . . . . . . . . . . . . . . . . . . . 11
      Variable Annuity Assumed Annual Net Return Rate:  . . . . . . . . . . 11
      Annuity Option 2: . . . . . . . . . . . . . . . . . . . . . . . . . . 11


Fixed Annuity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
      Minimum Guaranteed Interest Rate: . . . . . . . . . . . . . . . . . . 11


DEFINITIONS 13
      1.01 Accumulation Period: . . . . . . . . . . . . . . . . . . . . . . 13
      1.02 Adjusted Current Value:  . . . . . . . . . . . . . . . . . . . . 13
      1.03 Annuitant: . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
      1.04 Annuity: . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
      1.05 Beneficiary: . . . . . . . . . . . . . . . . . . . . . . . . . . 13
      1.06 Code:  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
      1.07 Contract Holder: . . . . . . . . . . . . . . . . . . . . . . . . 13
      1.08 Contribution:  . . . . . . . . . . . . . . . . . . . . . . . . . 13
      1.09 Current Value: . . . . . . . . . . . . . . . . . . . . . . . . . 13
      1.10 Deposit Period:  . . . . . . . . . . . . . . . . . . . . . . . . 14
      1.11 Fixed Plus Account:  . . . . . . . . . . . . . . . . . . . . . . 14
      1.12 Fixed Plus Account Guaranteed Interest Rate: . . . . . . . . . . 14

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      1.13 Fixed Annuity: . . . . . . . . . . . . . . . . . . . . . . . . . 14
      1.14 Fund(s): . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
      1.15 General Account: . . . . . . . . . . . . . . . . . . . . . . . . 14
      1.16 Guaranteed Accumulation Account (GA Account):  . . . . . . . . . 14







      1.17 GA Account Guaranteed Interest Rate: . . . . . . . . . . . . . . 14
      1.18 Guaranteed Term (Term):  . . . . . . . . . . . . . . . . . . . . 15
      1.19 Individual Account(s): . . . . . . . . . . . . . . . . . . . . . 15
      1.20 Loan Account:  . . . . . . . . . . . . . . . . . . . . . . . . . 15
      1.21 Loan Effective Date: . . . . . . . . . . . . . . . . . . . . . . 15
      1.22 Loan Interest Rate:  . . . . . . . . . . . . . . . . . . . . . . 15
      1.23 Maintenance Fee: . . . . . . . . . . . . . . . . . . . . . . . . 15
      1.24 Market Value Adjustment (MVA): . . . . . . . . . . . . . . . . . 15
      1.25 Matured Term Value:  . . . . . . . . . . . . . . . . . . . . . . 15
      1.26 Matured Term Value Transfer: . . . . . . . . . . . . . . . . . . 16
      1.27 Maturity Date: . . . . . . . . . . . . . . . . . . . . . . . . . 16
      1.28 Monthly Average Corporates:  . . . . . . . . . . . . . . . . . . 16
      1.29 Net Contribution:  . . . . . . . . . . . . . . . . . . . . . . . 16
      1.30 Nonunitized Separate Account:  . . . . . . . . . . . . . . . . . 16
      1.31 Participant: . . . . . . . . . . . . . . . . . . . . . . . . . . 16
      1.32 Plan:  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
      1.33 Reinvestment:  . . . . . . . . . . . . . . . . . . . . . . . . . 16
      1.34 Separate Account:  . . . . . . . . . . . . . . . . . . . . . . . 17
      1.35 Transfer:  . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
      1.36 Transferred Assets:  . . . . . . . . . . . . . . . . . . . . . . 17
      1.37 Valuation Period:  . . . . . . . . . . . . . . . . . . . . . . . 17
      1.38 Variable Annuity:  . . . . . . . . . . . . . . . . . . . . . . . 17
      1.39 Withdrawal Fee:  . . . . . . . . . . . . . . . . . . . . . . . . 17


II. GENERAL PROVISIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . 17
      2.01 Change of Contract:  . . . . . . . . . . . . . . . . . . . . . . 17
      2.02 Change of Fund:  . . . . . . . . . . . . . . . . . . . . . . . . 18
      2.03 Nonparticipating Contract: . . . . . . . . . . . . . . . . . . . 18
      2.04 Payments:  . . . . . . . . . . . . . . . . . . . . . . . . . . . 18
      2.05 State Laws:  . . . . . . . . . . . . . . . . . . . . . . . . . . 18
      2.06 Control of Contract: . . . . . . . . . . . . . . . . . . . . . . 18
      2.07 Designation of Beneficiary:  . . . . . . . . . . . . . . . . . . 19
      2.08 Misstatements and Adjustments: . . . . . . . . . . . . . . . . . 19
      2.09 Incontestability:  . . . . . . . . . . . . . . . . . . . . . . . 19
      2.10 Grace Period:  . . . . . . . . . . . . . . . . . . . . . . . . . 19
      2.11 Individual Certificates: . . . . . . . . . . . . . . . . . . . . 20
      2.12 Aggregation of Contracts:  . . . . . . . . . . . . . . . . . . . 20




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III. CONTRIBUTIONS, CURRENT VALUE, AND WITHDRAWAL PROVISIONS  . . . . . . . 20
      3.01 Individual Account(s): . . . . . . . . . . . . . . . . . . . . . 20
      3.02 Net Contribution(s): . . . . . . . . . . . . . . . . . . . . . . 20
      3.03 Limitation on Contributions: . . . . . . . . . . . . . . . . . . 20
      3.04 Experience Credits:  . . . . . . . . . . . . . . . . . . . . . . 21
      3.05 Fund Record Units: . . . . . . . . . . . . . . . . . . . . . . . 21
      3.06 Fund Record Unit Value:  . . . . . . . . . . . . . . . . . . . . 21
      3.07 Fund Net Return Factors: . . . . . . . . . . . . . . . . . . . . 21
      3.08 Market Value Adjustment (MVA): . . . . . . . . . . . . . . . . . 21
      3.09 Transfer(s): . . . . . . . . . . . . . . . . . . . . . . . . . . 22
      3.10 Notice to the Participant: . . . . . . . . . . . . . . . . . . . 23
      3.11 Loans: . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23
      3.12 Manner and Timing of Distributions:  . . . . . . . . . . . . . . 25
      3.13 Withdrawal:  . . . . . . . . . . . . . . . . . . . . . . . . . . 26
      3.14 Withdrawal Value:  . . . . . . . . . . . . . . . . . . . . . . . 26
      3.15 Withdrawal Restrictions: . . . . . . . . . . . . . . . . . . . . 26
      3.16 Withdrawals from the GA Account: . . . . . . . . . . . . . . . . 27
      3.17 Withdrawal Fee Applicable to Funds and GA Account: . . . . . . . 27
      3.18 Payment of Fixed Plus Account Full Withdrawal: . . . . . . . . . 27
      3.19 Reinstatement: . . . . . . . . . . . . . . . . . . . . . . . . . 28
      3.20 Payment of Minimum Current Value:  . . . . . . . . . . . . . . . 28
      3.21 Amount Payable at Death (Before Annuity Payments Start): . . . . 28


IV. NON-ANNUITY DISTRIBUTION OPTIONS  . . . . . . . . . . . . . . . . . . . 28
      4.01 Distribution Options:  . . . . . . . . . . . . . . . . . . . . . 28
      4.02 Estate Conservation Option:  . . . . . . . . . . . . . . . . . . 28
      4.03 Systematic Withdrawal Option:  . . . . . . . . . . . . . . . . . 30


V. ANNUITY PROVISIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . 32
      5.01 Choices: . . . . . . . . . . . . . . . . . . . . . . . . . . . . 32
      5.02 Terms of Annuity Options:  . . . . . . . . . . . . . . . . . . . 32
      5.03 Annuity Payments to Participant: . . . . . . . . . . . . . . . . 33
      5.04 Death Provision: . . . . . . . . . . . . . . . . . . . . . . . . 33
      5.05 Fund Annuity Units:  . . . . . . . . . . . . . . . . . . . . . . 33
      5.06 Fund Annuity Unit Value: . . . . . . . . . . . . . . . . . . . . 33
      5.07 Fund Annuity Net Return Factor:  . . . . . . . . . . . . . . . . 34
      5.08 Annuity Options: . . . . . . . . . . . . . . . . . . . . . . . . 34


VI. QUALIFIED JOINT AND SURVIVOR AND PRERETIREMENT SURVIVOR  ANNUITIES  . . 35
      6.01 ERISA Requirements:  . . . . . . . . . . . . . . . . . . . . . . 35
      6.02 Waiver and Spousal Consent:  . . . . . . . . . . . . . . . . . . 35









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                              Contract Schedule I
                                   Level [A]
                              Accumulation Period

Separate Account:
______________________________________________________________________________

            Variable Annuity Account C

Charges to Separate Account:

            A daily charge is deducted from any portion of the Current Value allocated to the Separate Account. The charge is determined by the value of total assets held by Aetna under this Contract and other Aetna contracts of the same class, on each anniversary date of this Contract. The daily charge for Annuity mortality and expense risk and profit (M & E) will be adjusted (up or down) no less often than annually to reflect changes in the Current Value of all Plan accounts. The charge will include a daily administrative charge which will not exceed [0.25%] on an annual basis.

      Total Assets         M & E     Administrative Charge
                   (annual effective rate)(annual effective rate)
__________________________________________________________________

   Less than $500,000       1.25%             0.25%
    500,000 -  1,000,000    1.25%             0.25%
  1,000,001 -  5,000,000    1.25%             0.25%
  5,000,001 - 15,000,000    1.25%             0.25%

 Greater than 15,000,000    1.25%             0.25%

            Initial Charges will be based on Aetna's estabed year end asset level for the Contract Holder

Fixed Plus Account
______________________________________________________________________________
_
Minimum Guaranteed Interest Rate:

                   [3%] (effective annual rate of return).

                  Beginning on the [tenth] anniversary of the effective date of an Individual Account, Aetna will credit amounts with an interest rate that is at least [0.25%] higher than the then declared interest rate for Individual Accounts before the [tenth] anniversary.

Partial Withdrawal:
                  The [20%] annual limit applicable to a partial withdrawal from the Fixed Plus Account will be waived when the withdrawal is:

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                  a)    Due  to  the  Participant's death  (within  [six  (6)]
                        months of the Participant's date of death), before Annuity benefit payments begin; or
                  b)    Used to purchase Annuity benefits.

Full Withdrawal:

                  The Payment of Fixed Plus Account Full Withdrawal provision will be waived when the withdrawal is:

                  a) Due to the Participant's death before Annuity payments begin and request for payment is received within six
                        (6) months after the Participant's date of death;
                  b)    Used to purchase Annuity benefits; or
                  c) When the amount in the Fixed Plus Account is $3,500 or less and no amount has been surrendered, transferred, taken as a loan or used to purchase Annuity benefits during the prior 12 months.


Guaranteed Accumulation Account (GA Account)
______________________________________________________________________________

Minimum Guaranteed Interest Rate:

                  [3%] (effective annual rate of return).


Separate Account and GA Account
______________________________________________________________________________

Withdrawal Fee:

                  Length of Time from Individual

                  Account(s) Effective Date (Years)         Withdrawal Fee

                  Fewer than 5                                    5%
                  5 or more, but fewer than 7                     5%
                  7 or more, but fewer than 9                     5%
                  9 or more, but fewer than 10                    5%
                  10 or more                                      5%

                  The Withdrawal Fee will not be deducted from any portion of the Individual Account(s) Current Value which is paid:

                  - Due to the Participant's death before Annuity payments begin;
                  -     Used to purchase Annuity benefits;
                  -     Due to the election  of the Estate Conservation Option
                        (ECO) or  the Systematic Withdrawal  Option (SWO) (see
                        Section IV);

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                  -     In  an amount  equal  to or  less  than [10%]  of  the
                        Individual Account(s) Current Value, as part of the first partial withdrawal request in a calendar year to a Participant who is at least age 59 1/2 and less than
                        70  1/2.   The  Individual Account(s)Current  Value is
                        calculated as of the date the partial withdrawal request is received in good order at Aetna's Home
                        Office.   Any  outstanding loans  from the  Individual
                        Account(s)   are   excluded   when   calculating   the
                        Individual Account(s) Current Value. This provision does not apply to partial withdrawal due to loan defaults made from the Individual Account(s) and does not apply to full withdrawal requests. This provision may not be exercised if SWO is elected;
                  -     When  the  Individual  Account(s)  Current   Value  is
                        [$3,500] or less and no amount has been withdrawn, taken as a loan or used to purchase Annuity benefits during the prior [12] months;
                  - To relieve a Participant's "financial hardship," as may be allowed for annuity contracts under Section 403(b) of the Code or other applicable Internal Revenue Service rules or regulations; or
                  - On account of a Participant's separation from service. The Participant must submit documentation satisfactory to Aetna to confirm that the he/she is no longer providing services to the employer.
                  - The withdrawal fee will never exceed 8.5% of the total Contributions made to the Individual Account(s).


Separate Account, GA Account and Fixed Plus Account
______________________________________________________________________________

Transfers:

                  An unlimited number of Transfers may be made during the Accumulation Period.

Maintenance Fee:

                  An annual Maintenance Fee may be charged, as determined by the value of total assets held by Aetna under this Contract and other Aetna contracts of the same class, on each anniversary date of this Contract. The Maintenance Fee may go up or down each year. Where applicable, the Maintenance Fee will be charged for each Participant in the Contract.






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                      Total Assets                        Maintenance Fee
______________________________________________________________________________

                   Less than $500,000                          $25.00
                   500,000 -  1,000,000                        $25.00
                 1,000,001 -  5,000,000                        $25.00
                 5,000,001 - 15,000,000                        $25.00

          Greater than 15,000,000                              $25.00

            Initial charges will be based on Aetna's estimated year end asset level for the Contract Holder


Systematic Withdrawal Option (SWO):

                  The Specified Payment or Specified Percentage may not be greater than [20%] of the Individual Account's Current Value at the time of election. The Specified Period may not be less than [5 ]years.

Loan Interest Rate:

                  a) Plans subject to Title I of the Employee Retirement Income Security Act of 1974 (ERISA): A Loan Interest Rate is set on the first business day of each month. For each loan, the initial Loan Interest Rate is equal to the Monthly Average Corporates for the calendar month beginning two months before the calendar month in which the Loan Effective Date occurs. The initial Loan Interest Rate is effective for a period of not less than three months and not more than one year. The period is specified in the loan agreement. For each period, the Loan Interest Rate is adjusted if the new rate is at least [0.5%] higher or lower than the previous rate. The Participant will receive reasonable notification of any change to the Loan Interest Rate.
                  b)    Plans not subject  to ERISA:  [6%] on an annual basis.

                  See Section I. - DEFINITIONS for explanations.

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                             Contract Schedule II
                                Annuity Period


Separate Account
______________________________________________________________________________

Charges to Separate Account:

                  A daily charge at an annual effective rate of 1.25% for mortality and expense risk and profit (M & E) is deducted from any portion of the Current Value allocated to a Variable Annuity. The administrative charge is established upon election of an Annuity option. This charge will not exceed an annual effective rate of [0.25%].

Variable Annuity Assumed Annual Net Return Rate:

                  If a Variable Annuity is chosen, an assumed annual net return rate of [5.0%] may be elected. If [5.0%] is not elected, Aetna will use an assumed annual net return rate of [3.5%].

                  The daily net return rate factor for an assumed annual net return rate [3.5%] per year is [0.9999058].

                  The daily net return rate factor for an assumed annual net return rate [5.0%] per year is [0.9998663].

                  If the portion of a Variable Annuity payment for any Fund is not to decrease, the Annuity return factor under the Separate Account for that Fund must be:

                  a) [4.75%] on an annual basis plus an annual return of up to [0.25%] to offset the administrative charge set at the time Annuity payments commence if an assumed annual net return rate of [3.5%] is chosen; or
                  b) [6.25%] on an annual basis plus an annual return of up to [0.25%] to offset the administrative charge set at the time Annuity payments commence, if an assumed annual net return rate of [5%] is chosen.

Annuity Option 2:

                  For amounts invested in the GA Account or one or more of the Fund(s), the number of years must be at least [five (5)] and not more than [thirty (30)] and the Annuity may be a Fixed or Variable Annuity.

                  For amounts invested in the Fixed Plus Account, the number of years must be at least [five (5)] and not more than [thirty (30)] and the Annuity must be a Fixed Annuity.

                   12                 12

Fixed Annuity
______________________________________________________________________________

Minimum Guaranteed Interest Rate:

                   [3.0%] (effective annual rate of return).














































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DEFINITIONS
______________________________________________________________________________
1.01        Accumulation Period:
                  The period during which Net Contribution(s) are applied to an Individual Account(s).

1.02        Adjusted Current Value:
                  The Current Value of an Individual Account (See 3.01) plus or minus any aggregate GA Account Market Value Adjustment, if applicable (See 3.08).

1.03        Annuitant:
                  A person on whose life an Annuity payment is based under this Contract.

1.04        Annuity:
                  Payment of an income under the Annuity Provisions of Section
                  V:

                  a)    For the life of one or two persons;
                  b)    For a stated period; or
                  c)    For some combination of (a) and (b).

                  Upon receipt of certification from the Participant of his or her total disability, acceptance of retirement or termination of employment, the Participant has the right to elect an Annuity option. Aetna will pay Annuity benefits directly to the Participant and as payor, Aetna will be responsible for withholding any applicable federal or state taxes and reporting such sums and filing any related forms with the Internal Revenue Service and/or to any applicable state taxing authorities. In the event of the death of the Participant, Aetna will distribute the accumulated balance of the deceased Participant's Individual Account(s), without a Withdrawal Fee, as previously directed by the electing Participant, or in the absence of such directions, as directed by the Participant's Beneficiary.

1.05        Beneficiary:
                  The person named to receive any benefits which remain under the Contract after the Participant's death. Participants designate a Beneficiary for their Individual Account(s) (See 2.07).

1.06        Code:
                  The Internal Revenue Code of 1986, as amended.

1.07        Contract Holder:

                  The entity, named on the cover of this Contract, to which the Contract is issued.


                   15                 15

1.08        Contribution:
                  A payment received at Aetna's Home Office and allocated to this Contract.

1.09        Current Value:
                  For an Individual Account, the Current Value is the total of:
                  a) The amount, if any, in the Fixed Plus Account, with interest earned to date;
                  b) The amount, if any, in the GA Account, with interest earned to date; and
                  c) The value of all Fund record units (See 3.05), if any, as of the most recent Valuation Period; plus
                  d)    Any amount due to experience credits; less
                  e)    Any Maintenance Fee(s) due.

1.10        Deposit Period:

                  A calendar month, a calendar quarter, or any other period of time specified by Aetna during which Net Contribution(s), Transfers and Reinvestments are accepted into the GA Account for one or more Terms.

1.11        Fixed Plus Account:

                  An accumulation option with a guaranteed minimum interest rate. Aetna may credit a higher rate which is not guaranteed. No Withdrawal Fee applies. However, the portion that may be withdrawn or transferred in a 12 month period is restricted (See 3.09, 3.18 and 3.19).

1.12        Fixed Plus Account Guaranteed Interest Rate:

                  Aetna will add interest daily at an annual rate no less than
                  that shown  on                Contract Schedule I on any Net
                  Contribution(s) to the Fixed Plus Account. Aetna may add interest daily at a higher rate determined by its Board of Directors.

1.13        Fixed Annuity:

                  An Annuity with payments that do not vary in amount.

1.14        Fund(s):
                  The open-end registered management investment companies (mutual funds) in which the Separate Account invests.

1.15        General Account:

                  The account holding the assets of Aetna, other than those assets held in Aetna's Separate Account(s) and Nonunitized Separate Account(s).

                   16                 16

1.16        Guaranteed Accumulation Account (GA Account):
                  An accumulation option where Aetna guarantees stipulated rate(s) of interest for a specified period of time. All assets of Aetna, including amounts in the Nonunitized Separate Account, are available to meet the guarantees for the GA Account.

1.17        GA Account Guaranteed Interest Rate:
                  Aetna will declare the interest rate(s) applicable to a specific Guaranteed Term at the start of the Deposit Period for that Guaranteed Term. The rate(s) are guaranteed by Aetna for that Deposit Period and the ensuing Guaranteed Term. The Guaranteed Interest Rates are annual effective yields. That is, interest is credited daily at a rate that will produce the Guaranteed Interest Rate over the period of a year. No Guaranteed Interest Rate will ever be less than the Minimum Guaranteed Interest Rate shown on Contract
                  Schedule I.

                  For Guaranteed Terms of one year or less, one Guaranteed Interest Rate is credited for the full Guaranteed Term. For longer Guaranteed Terms, an initial Guaranteed Interest Rate is credited from the date of deposit to the end of a specified period within the Guaranteed Term. There may be different Guaranteed Interest Rate(s) declared for subsequent specified time intervals throughout the Guaranteed Term.

1.18        Guaranteed Term (Term):
                  The period of time for which GA Account Guaranteed Rates are guaranteed on Net Contributions, Transfers and Reinvestments made into a current Deposit Period for the GA Account. Such period begins on the day following the close of the Deposit Period and ends on the designated Maturity Date. Guaranteed Terms are offered at Aetna's discretion for various lengths of time ranging up to and including ten years and are classified as follows:

                  Short Term: Three (3) or fewer years. Amounts allocated to a short Term are held in the General Account.

                  Long Term: More than three (3)  years, but not more than ten
                  (10). Amounts allocated to a long Term are held in the Nonunitized Separate Account.

                  During a Deposit Period, Aetna may make available any number of Guaranteed Terms. The Participant may allocate Net Contributions and Transfers into any or all of the available Guaranteed Terms.

1.19        Individual Account(s):


                   17                 17

                  The account(s) established for each Participant to keep a record of Current Value and transactions (See 3.01).

1.20        Loan Account:
                  For each loan taken by a Participant, the loan amount transferred from the investment options is credited to the Loan Account.

1.21        Loan Effective Date:

                  The date on which Aetna receives a loan agreement in good order at its Home Office.

1.22        Loan Interest Rate:

                  The  interest rate  Aetna charges  on a  loan  (see Contract
                  Schedule I).

1.23        Maintenance Fee:

                  The Maintenance Fee will be deducted during the Accumulation Period from the sum of the Current Value of Participant's Individual Account(s) and upon full surrender of the Participant's Individual Account(s), unless otherwise directed by the Contract Holder. The Maintenance Fee for Individual Account(s) will be as established for the Contract on Contract Schedule I. The Maintenance Fee is deducted on a pro rata basis from all investment options used under a Participant's Individual Account(s). However, the Maintenance Fee does not apply to each separate Individual Account established for purposes of a lump sum Contribution.

1.24        Market Value Adjustment (MVA):

                  An adjustment to the amount prematurely withdrawn or Transferred from a GA Account Guaranteed Term prior to the end of that Guaranteed Term. The adjustment reflects the change in the value of the investment due to changes in interest rates since the date of deposit and is computed using the formula given in 3.08. The adjustment is expressed as a percentage of each dollar being withdrawn.

1.25        Matured Term Value:
                  The amount payable on a GA Account Guaranteed Term's Maturity Date.
1.26        Matured Term Value Transfer:

                  During the calendar month following a GA Account Maturity Date, the Participant may notify Aetna's Home Office in writing to Transfer or withdraw all or part of the Matured Term Value, plus interest at the new Guaranteed Interest

                   18                 18

                  Rate accrued thereon, from the GA Account without an MVA. This provision only applies to the first such written request received from the Participant during this period for any Matured Term Value.

1.27        Maturity Date:

                  The last day of a GA Account Guaranteed Term.

1.28        Monthly Average Corporates:

                  Moody's Corporate Bond Yield Average-Monthly Average Corporates published by Moody's Investors Service, or its successor, or a substantially similar average as may be allowed by law or regulation.

1.29        Net Contribution:

                   A Contribution less any applicable premium taxes.

1.30        Nonunitized Separate Account:

                  An account established by Aetna under Section 38a-433 of the Connecticut General Statutes that holds assets for GA Account Terms greater than three years. The Contract Holder and/or Participant does not participate in the investment gain or loss from the assets held in the Nonunitized
                  Separate Account. Such gain or loss is borne entirely by Aetna. Assets in this account may be charged with liabilities arising out of any other Aetna business.

1.31        Participant:

                  A person who participates in the Plan of the Contract Holder named on the cover of this Contract.

1.32        Plan:
                  The Plan, named on the cover of this Contract, established under Code Section 403(b). The Plan is not a part of the Contract and Aetna is not bound by its terms.

1.33        Reinvestment:
                  Aetna will mail a notice to the Participant at least 18 calendar days before a Guaranteed Term's Maturity Date. This notice will contain the Terms available during the current Deposit Periods with their Guaranteed Interest Rate(s) and projected Matured Term Value. If no specific direction is given by the Participant, prior to the Maturity Date, each Matured Term Value will be reinvested in the current Deposit Period for a Guaranteed Term of the same duration. If a Guaranteed Term of the same duration is unavailable, each Matured Term Value will automatically be reinvested in the

                   19                 19
                  current Deposit Period for the next shortest Guaranteed Term available in the same classification. If no shorter Guaranteed Term is available, the next longer Guaranteed Term will be used. Aetna will mail a confirmation statement to the Participant, the next business day after the Maturity Date. This notice will state the Guaranteed Term and
                  Guaranteed Interest Rate(s) which will apply to the reinvested Matured Term Value.
1.34        Separate Account:

                  An account, established by Aetna under Section 38a-433 of the Connecticut General Statutes, that buys and holds shares of the Fund(s) available under this Contract. Income, gains or losses, realized or unrealized are credited or charged to the Separate Account without regard to other income, gains or losses of Aetna. Aetna owns the assets held in the Separate Account and is not a trustee of such amounts. Amounts in the Separate Account are not generally guaranteed and are held at market value. The assets of the Separate
                  Account, to the extent of reserves and other contract liabilities of the Account, cannot be charged with other Aetna liabilities arising out of any other Aetna business.

1.35        Transfer:

                  The  movement  of  invested  amounts   among  the  available
                  Fund(s), the Fixed Plus Account and the GA Account during the Accumulation Period.

1.36        Transferred Assets:

                  Transferred Assets are the value of prior contributions with another carrier into an existing Plan which are deposited into this Contract as of the date the amount is received in good order by Aetna. Transferred Assets, less any premium tax, will be allocated to Participant Individual Account(s).

1.37        Valuation Period:

                  The period of time commencing at the end of one valuation date and ending at the end of the next valuation date. A valuation date is each day on which the New York Stock Exchange is expected to be open for business.

1.38        Variable Annuity:
                  An Annuity with payments that vary with the net investment results of the Funds available during the Annuity period.

1.39        Withdrawal Fee:
                  If all or any portion of an Individual Account(s) Value is withdrawn during the Accumulation Period, a percentage of


                   20                 20
                  the amount withdrawn may be deducted so that the Aetna may recover sales and administrative related expenses.

II.         GENERAL PROVISIONS
______________________________________________________________________________
2.01        Change of Contract:
                  Only an authorized officer of Aetna may change the terms of this Contract. Aetna reserves the right to modify this Contract to meet the requirements of applicable state and federal laws or regulations. Aetna will notify the Contract Holder and Participant in writing of any changes.

                  Aetna may change the tables for determining the amount of Annuity benefit payments without Contract Holder or Participant consent. Such a change will not become effective earlier than twelve months after (1) the effective date of the Contract, or (2) the effective date of a previous change. Aetna will notify the Contract Holder and Participant in writing at least thirty (30) days before the effective date of the change. The change will apply to all current and future Individual Accounts.
2.02        Change of Fund:
                  Aetna, or the Separate Account may:

                  a) Change the Fund(s) in which the Separate Account invests; and/or
                  b) Replace the shares of any Fund(s) held in the Separate Account with shares of any other Fund(s).

                  Replacements must be:
                  a) Approved by a majority vote in the Separate Account with respect to the Fund(s) whose shares are to be replaced; or
                  b) Deemed necessary by Aetna under the Investment Company Act of 1940; or
                  c) Deemed necessary by Aetna to accomplish the purpose of the Separate Account.

                  Aetna will notify the Contract Holder and Participant of any such change.

2.03        Nonparticipating Contract:
                  The Contract Holder, Participants, or Beneficiaries will not have a right to share in the earnings of Aetna.

2.04        Payments:
                  a) Aetna will make distributions as directed by the Participant. Aetna will determine the amount of payments based on the Individual Account(s) Current Value as of the date on which a request is received in good order at Aetna's Home Office subject to the restrictions in Section 3.15. Payments will be made

                   21                 21
                        within seven (7) calendar days of receipt of a written request in good order at Aetna's Home Office.

                        For Plans subject to ERISA, see Section VI.
                        b)    Aetna may defer payments:
                              1) For a period of up to six (6) months (unless not allowed by state law); and
                              2)    As allowed by federal law.

2.05        State Laws:
                  This Contract complies with the laws of the state in which it is delivered. Any cash, death or Annuity payments are equal to or greater than the minimum required by such laws. Annuity tables for legal reserve valuation shall be as required by state law. Such tables may be different from Annuity tables used to determine Annuity payments.

2.06        Control of Contract:
                  This is a Contract between the Contract Holder and Aetna only to satisfy the "purchase" requirements of Section 403(b)(1) of the Internal Revenue Code of 1986, as amended. The Contract Holder has no right, title or interest in the amounts held under the Contract either by reason of remitting Contributions or applying for this Contract.

                  Each Participant shall own all amounts held in his or her Individual Account(s). The Participant may make any choices allowed under this Contract with respect to Individual Accounts. Any choices made under this Contract must be in writing. Until receipt of any such written choice at its Home Office, Aetna may rely on any prior choices made. Neither the Contract nor any Individual Account is subject to the claims of Participants' creditors, except to the extent permitted by law.
                  Distributions will be made from the Individual Account(s) upon the Participant's written direction to Aetna, subject to the restrictions in Section 3.15 and Section VI. The Participant may direct Aetna to make an in-service transfer pursuant to IRS Revenue Ruling 90-24. Checks for in-service transfers will be made payable only to the acquiring investment provider.
                  a)    Nontransferable and Nonassignable:

                        This Contract and any Individual Account(s) are nontransferable and nonassignable, except to Aetna in the event of a loan or pursuant to a "qualified domestic relations order" as set forth under the Retirement Equity Act of 1984 (REA). In the event a loan is requested, the Current Value of the Individual Account(s) necessary to cover the loan amount plus interest must be assigned to Aetna.
                  b)    ERISA/REA Requirements:

                   22                 22

                        The Contract Holder shall notify Aetna in writing of the applicability of ERISA, as amended by subsequent law including REA, to the Plan. Aetna shall rely on the Contract Holder's determination and representation of applicability. For Plans subject to ERISA, see
                        Section VI.
                  c)    Participant Rights:

                        The Participant has a nonforfeitable right to the value of his or her Individual Account(s) pursuant to Code Section 403(b).

2.07        Designation of Beneficiary:
                  Each Participant shall name a Beneficiary.

                  An unmarried Participant may designate a Beneficiary of his or her entire Individual Account(s) Current Value if it is accompanied by a consent form which certifies that he or she is unmarried.

                  In accordance with Section 6.01(b), for a married Participant, the spouse must be the Beneficiary of 50% of the Individual Account(s) Current Value. Provided, however, if the Participant has attained age 35, he or she may designate an alternate Beneficiary for such amount if the appropriate waiver/spousal consent form, completed in a manner consistent with Section 6.02, is submitted to Aetna.

                  For the balance of the Individual Account(s) Current Value, a married Participant may name any Beneficiary without obtaining spousal consent.

                  Upon the death of a married Participant, Aetna will disregard the designated Beneficiary and treat the current spouse as the Beneficiary, subject to the terms of any applicable qualified domestic relations order, if the current spouse did not consent to the designation of an alternate Beneficiary.

2.08        Misstatements and Adjustments:
                  If Aetna finds the age of any payee to be misstated, the correct facts will be used to adjust payments.

2.09        Incontestability:
                  Aetna cannot cancel this Contract because of any error of fact on the application.

2.10        Grace Period:
                  This Contract will remain in effect even if Contributions are not continued except as provided in Section 3.21.
2.11        Individual Certificates:


                   23                 23

                  Aetna shall issue certificates to the Contract Holder or Participants as required by the state in which this Contract is delivered. The certificate will summarize certain provisions of the Contract. Certificates are for information only and are not a part of the Contract.

2.12        Aggregation of Contracts:
                  The charges to the Separate Account and Maintenance Fee described in Contract Schedule I vary by the Current Value of Individual Account(s). In determining such Current Value, Individual Account(s) of the following contracts will be aggregated:
                  a)    This Contract, and
                  b) Aetna contracts of the same class as this Contract covering employees of the employer maintaining the Plan.

                  For purposes of determining the daily asset charge and Maintenance Fee under this Contract, where such other contract comes into existence after the Effective Date, the aggregation will commence no later than the first day of the next succeeding anniversary date. Where such other contract is in existence prior to, or on the Effective Date, the aggregation will commence on the Effective Date.

III.        CONTRIBUTIONS, CURRENT VALUE, AND WITHDRAWAL PROVISIONS
______________________________________________________________________________
3.01        Individual Account(s):
                  Aetna will maintain Individual Account(s) for Participants. The Individual Account(s) will be credited with employee Contributions. Ongoing employer Contributions will not be accepted.

                  Aetna reserves the right not to accept any Contribution.

3.02        Net Contribution(s):
                  The Net Contribution equals the actual Contribution less any applicable premium tax. Generally, Aetna will deduct the premium tax when Annuity benefits are purchased (See Section
                  V). If Aetna determines that under applicable state law, it must pay a premium tax when the Contribution is received, or at any other time, it may deduct the tax at that time. The Net Contribution(s) may be allocated among the following investment options:
                  a)    The Fixed Plus Account; and
                  b) The current Deposit Period(s) for Guaranteed Terms under the GA Account; and
                  c)    The Fund(s) in which the Separate Account invests.
                  The Participant must tell Aetna the percentage of all Net Contributions to allocate to one or more of the investment options. The Participant may change the allocation of future Net Contributions at any time, without charge. Aetna

                   24                 24
                  reserves the right to require a minimum Contribution amount per Individual Account.

3.03        Limitation on Contributions:
                  The Contribution(s) made to a Participant's Individual Account(s) in any year cannot exceed the lesser of the amount determined under the exclusion allowance of Code
                  Section 403(b)(2) or the annual additions limitation of Code
                  Section 415(c)(1).

                  In addition, in no event may the Contribution(s) attributable to elective deferrals as defined in Code
                  Section 402(g) exceed $9,500 (or, such larger amount as adjusted by the Secretary of the Treasury) during any calendar year, unless the alternate limitation of Code
                  Section 402(g)(8) applies.

3.04        Experience Credits:

                  Aetna may apply experience credits under this Contract. Any such credits will be computed as decided by Aetna.

3.05        Fund Record Units:

                  The portion of the Net Contribution(s) applied to each Fund under the Separate Account will determine the number of Fund record units credited to the Individual Account(s) for that Fund. This number is equal to the Net Contribution applied to the Fund divided by the Fund record unit value (See 3.06) for the Valuation Period in which the Contribution is received in good order.

3.06        Fund Record Unit Value:

                  A Fund record unit value is computed by multiplying the net return factor (See 3.07) for the current Valuation Period by the Fund record unit value for the previous period. The dollar value of a Fund record unit, Separate Account assets, and Variable Annuity payments may go up or down due to investment gain or loss.

3.07        Fund Net Return Factors:

                  The net return factor(s) are used to compute all Separate Account record units for any Fund. The net return factor for each Fund is equal to 1.0000000 plus the net return rate.

                  The net return rate is equal to:

                  a) The value of the shares of the Fund held by the Separate Account at the end of a Valuation Period; minus

                   25                 25

                  b) The value of the shares of the Fund held by the Separate Account at the start of the Valuation Period; plus or minus
                  c) Taxes (or reserves for taxes) on the Separate Account (if any);
                  d) Divided by the total value of the Fund record units and Fund Annuity units of the Separate Account at the start of the Valuation Period;
                  e) Minus a Separate Account charge at an annual effective rate as shown on Contract Schedule I for Annuity mortality and expense risks and profit and a daily administrative charge which will not exceed the amount shown on Contract Schedule I on an annual basis. The administrative charge may be changed annually except for amounts which have been used to purchase an Annuity.

                  A net return rate may be more or less than 0%.

                  The value of a share of the Fund is equal to the net assets of the Fund divided by the number of shares outstanding.

3.08        Market Value Adjustment (MVA):

                  a) An MVA will be applied to any withdrawal from a GA Account Term before the Maturity Date due to:
                        1)    A Transfer;
                        2)    A full or partial withdrawal;
                        3)    A payment of a premium for Annuity Option 2.



                  The amount of the withdrawal will be adjusted to a market value amount as described in b):
                  b) Market value adjusted amounts will be equal to the amount withdrawn multiplied by the following ratio:
                                       x
                                    -------
                                      365
                                    (1 + i)
                           ------------------------
                                       x
                                    -------
                                      365
                                    (1 + j)
                  Where:
                  i is the Deposit Period Yield
                  j is the Current Yield
                  x is the number of days remaining, (computed from Wednesday of the week of withdrawal) in the Term.
                  c) The Deposit Period Yield and Current Yield will be determined as follows:

                   26                 26

                        1) At the close of the last business day of each week of the Deposit Period, a yield will be computed as the average of the yields on that day of U.S. Treasury Notes which mature in the last three months of the Term.
                        2) The Deposit Period Yield is the average of those yields for the Deposit Period. If withdrawal is made prior to the close of the Deposit Period, it is the average of those yields on each week preceding withdrawal.
                        3) The Current Yield is the average of the yields on the last business day of the week preceding withdrawal on the same U.S. Treasury Notes included in the Deposit Period Yield.
                        4) In the event that no U.S. Treasury Notes which mature in the last three months of the Term exist, Aetna reserves the right to use the U.S. Treasury Notes that mature in a following quarter.
                  d)    Full and partial withdrawals as well as Transfers made

                        1) within six (6) months after the Participant's date of death under the Amount Payable at Death provision (See 3.22) will be the greater of:
                              (a) The aggregate MVA amount which is the sum of all market value adjusted amounts calculated due to a withdrawal of amounts (for withdrawal or Transfer) from Terms prior to the end of those Terms. The aggregate MVA may be either positive or negative; or
                              (b) The applicable portion of the Current Value in the GA Account.
                        2) After the six month period following death, the withdrawal or Transfer will be the aggregate MVA amount (i.e., including all MVAs).
                  e) The greater of the aggregate MVA amount or the applicable portion of the Current Value in the GA
                        Account is applied to amounts withdrawn from the GA Account for payment of a premium under Annuity options 3 or 4.

3.09        Transfer(s):
                  Before an Annuity option is elected, all or any portion of the Adjusted Current Value of the Individual Account(s) may be transferred from any Fund, the Fixed Plus Account or the GA Account:
                  a)    To any other allowable Fund; or

                  b)    To the Fixed Plus Account; or



                   27                 27

                  c) To any Guaranteed Term of the GA Account with a different classification available in the current Deposit Period.

                  Transfer requests can be submitted as a percentage or as a dollar amount. Aetna may establish a minimum transfer amount. Within a Guaranteed Term classification, the amount transferred will be withdrawn from the oldest Deposit Period, then from the next oldest, and so on until the amount requested is satisfied.

                  Amounts applied to Guaranteed Terms of the GA Account may not be transferred to the Funds, the Fixed Plus Account or to another Guaranteed Term during the Deposit Period or 90 days after the close of the Deposit Period except for Matured Term Value(s) during the calendar month following the Term's Maturity Date.

                  Transfers from Guaranteed Terms of the GA Account are subject to the MVA provisions of 3.08.

                  During each rolling twelve (12) month period, up to 20% of the Current Value held in the Fixed Plus Account may be transferred to one or more of the Fund(s), and/or the GA Account's then-current Deposit Period. The 20% limit is reduced by any partial withdrawals, loans or amounts used to purchase an Annuity during the twelve (12) month period. Aetna reserves the right to include amounts paid under ECO and SWO provisions for purposes of applying this 20% limit. This limit is waived when the balance in the Fixed Plus Account is $1,000 or less on the date the Transfer request is received in good order at Aetna's Home Office.

                  The Participant may make an unlimited number of Transfers during the Accumulation Period.

3.10        Notice to the Participant:
                  Each year, Aetna will notify the Participant of:
                  a)    The value of any amounts held in:
                        1)    The Fixed Plus Account,
                        2)    The GA Account,
                        3)    The Fund(s) for the Separate Account;
                  b)    The number of any Fund record units;
                  c)    The Fund record unit value(s);
                  d)    The Loan Account balance; and
                  e)    The amount available for withdrawal.

                  This information  will be as  of a  date no more  than sixty
                  (60) days before the date of the notice.

3.11        Loans:


                   28                 28

                  During the Accumulation Period, loans are granted (1) as permitted under applicable law; (2) subject to the terms and conditions of the loan agreement; and, (3) in accordance with the following provisions.
                  a) Amount available for loan: The amount available for loan is limited to the Participant's Individual Account(s) Current Value. Amounts available from some investment options may be subject to limitations specified in the loan agreement. To obtain the loan amount requested, these limitations may require the Participant to transfer funds. A Market Value Adjustment may apply to amounts transferred.

                  The minimum loan amount is $1,000. The maximum loan amount is the lesser of:

                        1) Fifty percent (50%) of the Individual Account(s) Current Value, including any Loan Account, reduced by the amount of any outstanding loan balance on the Loan Effective Date; or
                        2) Fifty thousand dollars ($50,000) reduced by the highest outstanding loan balance for the preceding 12 months.

                        The  amount  of all  outstanding  loans cannot  exceed
                        $50,000.

                  b) Loan Interest Rate: A Loan Interest Rate is set on the first business day of each month. For each loan, the initial Loan Interest Rate is the rate for the calendar month in which the Loan Effective Date occurs. The initial Loan Interest Rate is effective for a period of not less than three months and not more than one year. The period is specified in the loan agreement. For each period, the Loan Interest Rate is adjusted if the new rate is at least 0.5% higher or lower than the previous rate. The Participant will receive reasonable notification of any change to the Loan Interest Rate. As applicable, the Loan Interest Rate is:
                        1)    Plans  subject to  ERISA: equal  to  the Monthly
                              Average  Corporates  for   the  calendar   month
                              beginning  two months  before the  Loan Interest
                              Rate is effective.
                        2)    Plans not subject to  ERISA: not greater than 8%
                              on an annual basis.
                  c) Earned interest: The Loan Account is credited with interest at a rate which is not less than the Loan Interest Rate, less 3%, on an annual basis. Interest credited to the Loan Account will never be less than 3%.


                   29                 29

                  d) Loan repayment: Repayment is as set forth in the loan agreement, or a Participant may repay a loan in full at any time.
                  e) Surrenders while a loan is outstanding: If the Participant requests a surrender from the Individual Account(s) Current Value while a loan is outstanding, one of the following occurs:

                        1) If the amount of the Individual Account(s) Current Value available for distribution is sufficient to repay (a) the outstanding loan balance, plus (b) any applicable Fixed Plus Account default charge, and (c) any Withdrawal Fee due on the outstanding loan balance, that amount, minus the Loan Account balance, is deducted from the Individual Account(s) Current Value and the loan is cancelled.
                        2) If the amount of the Individual Account(s) Current Value available for distribution is not sufficient to repay the (a) the outstanding loan balance, plus (b) any applicable Fixed Plus Account default charge, and (c) any Withdrawal Fee due on the outstanding loan balance, the surrender amount cannot exceed the Individual Account(s) Current Value, including the Loan Account, reduced by 125% of the outstanding loan balance.

                  f) Electing an Annuity option while a loan is outstanding: Before all or any portion of the Individual Account(s) Current Value is applied to an Annuity option, the Participant may repay any outstanding loan balance, or the Individual Account(s) Current Value is adjusted as described in (e).
                  g)    Death of the Participant  while a loan is outstanding:
                        If a death benefit claim is submitted for an Individual Account(s) with an outstanding loan, the Individual Account(s) Current Value, including the amount of the Loan Account, is reduced by the amount of the outstanding loan balance before the death benefit amount is determined.
                  h) Loan default: If Aetna does not receive a loan payment when due, the outstanding loan balance becomes due. If applicable, a 5% default charge may apply to the portion in excess of 20%, if any, of the amount transferred from the Fixed Plus Account. The defaulted loan is treated as follows:
                        1)    If  the  amount  of  the  Individual  Account(s)
                              Current Value available for distribution is sufficient to repay (a) the outstanding loan balance, plus (b) any applicable Fixed Plus
                              Account default charge,  and (c) any  Withdrawal

                   30                 30

                              Fee due on the outstanding loan balance, that amount, minus the Loan Account balance, is deducted from the Individual Account(s) Current Value and the loan is cancelled.
                        2) If the amount of the Individual Account(s) Current Value available for distribution is not sufficient to repay (a) the outstanding loan balance, plus (b) any applicable Fixed Plus Account default charge, and (c) any Withdrawal Fee due on the outstanding loan balance, until such time that the amount due can be distributed, the Loan Account continues to earn interest, and interest is charged on the outstanding loan balance. At that time, the amount described in (h)(1) is surrendered from the Individual Account(s) Current Value and the loan is cancelled.
                  i)    For Plans subject to ERISA, see Section VI.
3.12        Manner and Timing of Distributions:
                  a) A distribution to a Participant may be made in a lump sum, as one of the distribution options described in
                        Section  IV,  or  as one  of  the  Annuity options  in
                        Section V.
                  b) Generally, the distribution of benefits accrued after December 31, 1986, must begin by April 1 of the calendar year following the calendar year in which the Participant attains age 70 1/2. However, for a Participant who attained age 70 1/2 before January 1, 1988, the distribution of such benefits must be made or must begin not later than the April 1 of the calendar year following the calendar year in which the Participant retires.

                        The above does not apply if the Contract Holder is a governmental entity or a church. For Participants of such an employer, the distribution of benefits accrued after December 31, 1986, must be made or must begin not later than April 1 of the calender year following the calendar year in which the Participant attains age 70 1/2 or retires, whichever occurs later.
                  c) The required distribution must be made over the life of the Participant (or the joint lives of the Participant and the Beneficiary) or over a period not exceeding the life expectancy of the Participant (or the joint life expectancies of the Participant and the Beneficiary).
                  d) If the Participant does not request commencement of benefits as described above, Aetna will not be responsible for compliance with the Code Section 401(a)(9) minimum distribution requirements or for any adverse tax or other consequences that may result.
                  e)    For Plans subject to ERISA, see Section VI.

                   31                 31

3.13        Withdrawal:
                  a) The Participant may withdraw any portion or all of an Individual Account(s) Current Value by submitting a written request to Aetna. For Plans subject to ERISA, see Section VI.
                  b) Except as described in Section 3.19, unless the Participant specifies otherwise, partial withdrawals are satisfied by withdrawing amounts on a pro rata basis from each of the investment options in which the Individual Account(s) is invested.
                  c) When amounts are withdrawn from the GA Account, amounts in short Term and long Term classifications are treated as separate investment options and amounts are taken on a pro rata basis. Within a classification, amounts will be withdrawn starting with the term still in effect with the oldest Deposit Period.
3.14        Withdrawal Value:
                  After deduction of the Maintenance Fee (if any), the amount payable by Aetna upon the withdrawal of any portion of an Individual Account(s) from the Fund(s) or the GA Account shall be reduced by a Withdrawal Fee, if applicable. The Withdrawal Fee will be in accordance with the Withdrawal Fee table in Contract Schedule I.
                  No Withdrawal Fee is deducted from any portion of the Current Value which is paid from the Fixed Plus Account.
                  For a partial or full withdrawal from any Individual Account, Aetna must receive written direction from the Participant on a form acceptable to Aetna. Aetna may defer payment of the withdrawal value until appropriate certification is received.
3.15        Withdrawal Restrictions:
                  Limitations apply to full and partial withdrawals of the "restricted amount" from this Contract, as required by Code
                  Section 403(b)(11). The restricted amount is the sum of:
                  a) Net Contributions attributable to a Participant's salary reduction contributions made on and after January 1, 1989; plus
                  b) The net increase, if any, in the Current Value of the Individual Account after December 31, 1988 attributable to investment gains and losses and credited interest.
                  The restricted amount may be fully or partially withdrawn only if one or more of the following conditions are met.
                  a)    The Participant has reached age 59 1/2;
                  b)    The Participant has separated from service;
                  c)    The Participant has died;
                  d) The Participant has become disabled, within the meaning of Code Section 72(m)(7); or
                  e) The withdrawal is otherwise allowed by federal law, regulations or rulings.


                   32                 32

                  A full or partial withdrawal is also allowed if the Participant incurs a "hardship" as that term is defined in the Code or regulations under Code Section 403(b). However, the amount available for hardship is limited to the lesser of the amount necessary to satisfy the need or the Net Contributions attributable to the Participant's salary reduction contributions made on or after January 1, 1989. The Participant must certify that one of these conditions has been met before a withdrawal request will be considered to be in good order. The Participant must notify Aetna in writing when a lump sum payment is to be made or Annuity payments are to commence.

                  If, pursuant to Revenue Ruling 90-24, Aetna agrees to accept under this Contract amounts transferred from a Code Section 403(b)(7) custodial account, such amounts will be subject to the withdrawal restrictions set forth in Code Section 403(b)(7)(A)(ii).

3.16        Withdrawals from the GA Account:
                  Full or partial withdrawals may be requested at any time from the GA Account. However, amounts withdrawn prior to the Maturity Date of a Term may be subject to a Market Value Adjustment (See 3.08).

                  Full and partial withdrawals are satisfied by withdrawing amounts from each of the investment options in which the Individual Account(s) is invested (the Funds, the Fixed Plus Account, the GA Account short Term classification and the GA Account long Term classification) on a pro rata basis. However, the Participant may specify a particular order in which investment options will be liquidated in order to satisfy a partial surrender request.

3.17        Withdrawal Fee Applicable to Funds and GA Account:

                  A Withdrawal Fee may apply to withdrawals from the GA Account and/or Funds. The fee will vary according to the length of time elapsed from the effective date of an Individual Account to the date when the withdrawal request is received. For each withdrawal, the Withdrawal Fee will be determined as shown on Contract Schedule I.

                  During each rolling 12-month period, up to 20% of the Current Value in the Fixed Plus Account may be withdrawn as a partial surrender. This 20% limit is reduced by any amount(s) transferred, taken as a loan or used to purchase an Annuity during the 12 month period. The 20% limit applicable to partial surrenders from the Fixed Plus Account will be waived when the partial surrender is due to one of the conditions set forth in Contract Schedule I. The waiver will apply provided the partial surrender is taken pro-rata

                   33                 33
                  from the Fixed Plus Account, the GA Account, and the Fund(s). Aetna reserves the right to include amounts paid under the ECO and SWO provisions for purposes of applying the 20% limit. However, the SWO provision is not available if the Participant requested a Fixed Plus Account Transfer or surrender within the current 12 month period.

3.18        Payment of Fixed Plus Account Full Withdrawal:
                  No Withdrawal Fee is deducted from any portion of the Current Value which is paid from the Fixed Plus Account. When Aetna receives a full withdrawal request, no additional partial withdrawals or Transfers from the Fixed Plus Account are permitted during the payout period. If a full withdrawal is requested, Aetna will pay any Current Value, including accrued interest, from the Fixed Plus Account in five payments as follows:
                  a) One-fifth  of the Current Value on the day the request is received in good order at Aetna's Home Office, reduced by any amount from the Fixed Plus Account that was transferred, withdrawn or used for a loan or to purchase Annuity benefits during the prior twelve months;
                  b) One-fourth  of the  then remaining  Current Value  twelve months later;
                  c) One-third  of the  then  remaining  Current Value  twelve months later;
                  d) One-half  of  the  then  remaining Current  Value  twelve months later; and
                  e) The  balance  of the  then  Current  Value twelve  months later.
                  The Fixed Plus Account full withdrawal payment provision may also be waived under certain conditions (See Contract
                  Schedule I).

                  Any full withdrawal from the Fixed Plus Account may be cancelled at any time before the end of the payment period.

                  For Plans subject to ERISA, see Section VI.


3.19        Reinstatement:
                  All or a portion of the proceeds of a full withdrawal of this Contract may be reinvested within 30 days after the withdrawal if allowed by law. Any Maintenance Fee and Withdrawal Fee charged at the time of the withdrawal on the amount being reinvested will be included in the reinstatement. Any Market Value Adjustment deducted from GA Account withdrawals will not be included in the reinstatement. Amounts will be reinstated among the Fixed Plus Account, the GA Account, and/or the Fund(s) for the Separate Account in the same proportion as they were at the time of withdrawal. Any amounts reinstated to the GA Account will be credited to Terms available during the then-current

                   34                 34

                  Deposit Period. The number of record units reinstated will be based on the record unit value(s) next computed after receipt in good order at Aetna's Home Office of the reinstatement request and the amount to be reinvested.

                  Any Maintenance Fee which falls due after the withdrawal and before the reinstatement will be deducted from the amount reinstated.

                  Reinstatement  is  permitted  only once  for  an  Individual
                  Account.
3.20        Payment of Minimum Current Value:
                  If the sum of the Individual Account(s) Current Value(s) is less than $3,500, and no Contributions have been received for three (3) years, Aetna may close the account(s) and pay the Current Value(s) to the Participant in one lump sum.
3.21        Amount Payable at Death (Before Annuity Payments Start):
                  Aetna will pay the Individual Account(s) Current Value to the Beneficiary when:
                  a) The Participant dies before Annuity payments start; and
                  b) A certified copy of the death certificate is received.

                  Amounts  in the GA Account  will be payable  as described in
                  Section 3.08(d).

IV.         NON-ANNUITY DISTRIBUTION OPTIONS
______________________________________________________________________________
4.01        Distribution Options:
                  Subject to Section VI, the Participant or a surviving spouse may elect one of the two following distribution options. A surviving spouse is eligible to elect one of the options provided the spouse is the designated Beneficiary and the Participant had died before electing an Annuity option and before the date for required minimum distributions.
4.02        Estate Conservation Option:
                  a) With the  Estate Conservation  Option (ECO) a  portion of the Individual Account(s) Current Value is automatically surrendered and distributed each year without incurring a Withdrawal Fee. Each payment will be withdrawn from the Individual Account(s) in the same proportion as assets are held in the Funds, the GA Account, and the Fixed Plus Account on the date the payment is made.
                  b) Payments under ECO will  comply with the incidental death benefit test set forth in Code Section 401(a)(9).
                  c) Distribution  Amount: Each  year that  ECO is  in effect,
                     Aetna will calculate and distribute an amount equal to the minimum distribution required under the Code. The annual distribution will be determined by dividing the Individual Account(s) Current Value as of December 31 of the year prior to the payment year, by a single or joint life expectancy factor. If joint life expectancy is elected, the Beneficiary under ECO must be the same as

                   35                 35
                     the  Beneficiary   of  any   death  benefits   under  the
                     Individual Account(s).




                     An exception will be made if Aetna maintains a separate record of a Participant's Individual Account(s) value as of December 31, 1986. In this instance, payments made in or after the year in which the Participant attains age 70 1/2, but before the year in which the Participant attains age 75, will be calculated only on amounts contributed after December 31, 1986 and any earnings after that date. If age 70 1/2 was attained prior to 1988, the Participant must be retired in order to qualify for this exception. The method under this rule is elected by the Participant and will not apply if the Participant has received any distribution from his or her Individual Account(s), other than distribution amounts required under Code minimum distribution rules.
                     Aetna will maintain separate records if the Participant has not requested any withdrawals from the Participant's Individual Account(s) since December 31, 1986.
                  d) Life  Expectancy Factor:  For the  Participant, the  life expectancy factor is either single life or joint life expectancy as elected by the Participant, based on tables in Code Section 401(a)(9) or related regulations. For a spouse Beneficiary, only a single life expectancy is available. Life expectancy factors will be recalculated each year, unless prohibited by the Code or regulations. The joint life expectancy factor will be based on the joint life expectancy of the Participant and his or her Beneficiary provided such individual is the Beneficiary of any death benefits under the Contract while ECO is in effect. Any change in the Beneficiary designation under this Contract by the Participant, must be immediately communicated to Aetna so that subsequent distributions can be calculated as required by IRS regulations.
                     If joint life expectancy is elected and the Participant or spouse dies, payments will be based on the survivor's life expectancy. If the Beneficiary is not the spouse and the Beneficiary dies first, the joint life expectancy continues to be used to determine payments.
                     If a single life expectancy is elected, at the death of the Participant (or the spouse who is the designated Beneficiary electing ECO after the Participant's death), the entire value must be distributed no later than the December 31 of the year following the year of the Participant's (or spouse's) death. If a joint life expectancy is elected, and both the Participant and spouse have died, any remaining Current Value must be distributed no later than the December 31 of the year

                   36                 36
                     following the year of the second death. If a joint life expectancy is elected and both the Participant and non-spouse Beneficiary have died, any remaining Current Value will be distributed to a successor Beneficiary, if one has been named, then to the estate of the last to die.
                     These calculations may be changed as necessary to comply with Code minimum distribution rules. Any mode of payment elected upon the Participant's death must provide payments to be made at least as rapidly as those made prior to the Participant's death.
                  e) Minimum  Current  Value:  At  its discretion,  Aetna  may require a minimum initial Current Value for election of this option. If after election of this option the Current Value is insufficient to make a scheduled ECO payment, Aetna will distribute the entire balance of the Individual Account(s).
                  f) Distribution  Date:  The  Participant  shall  specify  an annual distribution date. The earliest date is the first day of the calendar year in which he or she attains age 70 1/2. For a spouse Beneficiary electing ECO after the Participant's death, the earliest date is the date of the Participant's death. The first distribution date may be the 15th of any month, or such other date as Aetna may designate or allow. Subsequent distributions will be made on the anniversary of that date. At its option, Aetna may allow payments to be made more frequently than annually.









                  g) Election and Revocation: The Participant may elect ECO by submitting a completed and signed election form to Aetna's Home Office. Once ECO is elected, the Participant may revoke it by submitting a written request to Aetna at its Home Office. Any revocation will apply only to amounts not yet paid. ECO may be elected only once per Individual Account. For Plans subject to ERISA, see
                     Section VI.

4.03        Systematic Withdrawal Option:

                  a) With the Systematic Withdrawal  Option (SWO) a portion of the Individual Account(s) Current Value is automatically distributed each year without incurring a Withdrawal Fee. A SWO payment will be calculated on the Individual Account(s) Current Value. Each payment will be withdrawn from the Individual Account(s) in the same proportion as assets are held in the Funds, the GA Account, and the Fixed Plus Account on the date the payment is made. SWO payments may not be elected if a loan is outstanding under an Individual Account.
                  b) Payments under SWO will  comply with the incidental death benefit test set forth in Code Section 401(a)(9).



                   37                 37

                  c) Distribution Amounts:  The Participant  may elect  one of the three payment methods described below. These calculations may be changed as necessary to comply with the Code minimum distribution rules. If joint life expectancy is elected, the Beneficiary under SWO must be the same as the Beneficiary of any death benefits.
                     1) Specified  Payment:  Payments of  a  designated annual
                        dollar amount. The annual amount may not be greater than the percentage of the Current Value at time of election as shown on Contract Schedule I. This amount will remain constant unless a higher amount is required under Code minimum distribution rules. Each year that the specified payment is in effect, Aetna will calculate the minimum required distribution by dividing the Individual Account(s) Current Value as of December 31 of the year prior to the payment year by a life expectancy factor, and distribute this amount if it is larger than the specified payment.
                     2) Specified Period:  Payments are made over  a period of
                        time. The number of years selected may not be less than the number of years shown on Contract Schedule I, unless otherwise required by Code minimum distribution rules. The maximum specified period will be limited by the life expectancy factor. The amount paid each year is calculated by dividing the Individual Account(s) Current Value as of December 31 of the prior year by the number of payment years remaining.
                     3) Specified  Percentage:  Payments made  as  a specified
                        percentage of the Individual Account. The specified percentage chosen cannot be greater than as shown on Contract Schedule I. The Participant may change the specified percentage elected every six months. Each annual distribution is determined by multiplying the Individual Account Current Value by the percentage chosen. The value to be used in this calculation is the value on the December 31st prior to the year for which the payment is being made. For payments made more often than annually, the annual payment result (calculated above) is divided by the number of payments due each year. Payments will be made each year until the year the Participant attains age 70 1/2.







                  d) Life  Expectancy Factor:  For the  Participant, the  life expectancy factor for the initial distribution year is either single life or joint life expectancy as elected by

                   38                 38
                     the Participant, based on tables in Section 401(a)(9) of the Code or related regulations. For a spouse Beneficiary, only a single life expectancy is available. With each subsequent year, the life expectancy factor will be the life expectancy factor for the initial distribution year, reduced by one. These calculations may be changed as necessary to comply with the Code minimum distribution rules. If the joint life expectancy is selected and the Participant or the Beneficiary dies on or after the required beginning date for minimum distributions to the Participant, the joint life expectancy factor will continue to be reduced by one for each distribution year. Payments will continue unless the survivor elects an alternate payment mode. Any payment mode elected by the Beneficiary must provide payments to be made at least as rapidly as those made prior to the Participant's death.

                     If the Participant dies before the required beginning date for minimum distributions, SWO payments will cease and the Beneficiary may claim the death benefit in accordance with the terms of this Contract. If the Beneficiary is not the Participant's spouse, the entire death benefit must be either applied to an Annuity option within one (1) year of the Participant's death, or be paid within five (5) years of the Participant's death. If the Beneficiary is the Participant's spouse, the distribution is not required to begin earlier than when the Participant would have attained age 70 1/2.

                     If joint life expectancy is elected and the Beneficiary dies before the required beginning date for minimum distributions to the Participant, payments to the Participant will continue to be based on joint life expectancy reduced by one for each distribution year.
                  e) Minimum  Current  Value:  At its  discretion,  Aetna  may require a minimum initial Current Value for election of this option. If after election of this option, the Current Value is insufficient to make a scheduled SWO payment, Aetna will distribute the entire balance of the Individual Account.
                  f) Distribution Date: The Participant or spouse Beneficiary, shall specify the initial distribution date. The earliest date is the first day of the calendar year in which the Participant attains age 59 1/2, or age 55, if separated from service with the Contract Holder at or after age 55. SWO payments will be made monthly, quarterly, semi-annually or annually on the 15th of any month, or such other date as Aetna may designate or allow. If payments are made more frequently than annually, the annual amount payable each year is divided by the number


                   39                 39
                     of payments due per year. At its discretion Aetna may require a minimum initial payment amount.

                  g) Election and Revocation: The Participant may elect SWO by submitting a completed and signed election form to Aetna's Home Office. Once SWO is elected, the Participant may revoke it by submitting a written request to Aetna's Home Office. Any revocation will apply only to amounts not yet paid. Generally, SWO may be elected only once, however, if SWO is elected and then revoked before the date distributions were required to begin under Code
                     Section 401(a)(9), SWO may be elected on behalf of a spouse Beneficiary after the death of the Participant. For Plans subject to ERISA, see Section VI.







































                   40                 40

V.          ANNUITY PROVISIONS
______________________________________________________________________________
5.01        Choices:
                  a) The Participant  may elect  an Annuity option  by telling
                     Aetna to pay all or any portion of the Individual Account(s) Current Value (minus any applicable premium tax if not previously deducted) as a premium for an Annuity under option 2, 3, or 4 (See 5.08). Any election of an Annuity option must comply with the minimum distribution requirements of Code Section 401(a)(9), including the incidental death benefit rule, and the regulations thereunder. This restriction does not apply if option 4 is chosen and the second Annuitant is the spouse of the Participant. Payments may be made only to the Participant, or if the Participant has died, to the Beneficiary. For Plans subject to ERISA, see Section VI.
                  b) Generally,  the first  Annuity  payment must  be made  by
                     April 1 of the calendar year following the year in which the Participant turns age 70 1/2 or such later date as may be allowed under federal law or regulations (see 3.12). For distributions taken in a lump sum, see Withdrawal Value (3.14).

                     When an Annuity option is chosen the Participant must designate whether the Annuity will be fixed or variable and whether the underlying investment will be:

                     1) The General Account;
                     2) One or more of the available Fund(s); or
                     3) A combination of (1) and (2).

                     If a Fixed Annuity is chosen, the Annuity purchase rate for the option chosen reflects at least the minimum guaranteed interest rate (See Contract Schedule II), but may reflect a higher interest rate.

                     If a Variable Annuity is chosen, the initial Annuity payment for the option chosen reflects the assumed annual net return rate elected (See Contract Schedule II).

                  c) Payments will  be  made on  a  monthly basis  unless  the
                     Participant requests otherwise.
                  d) Once  elected,  an Annuity  option  may  not be  revoked, except for option 2 when elected on a variable basis.

5.02        Terms of Annuity Options:

                  a) No choice of any  Annuity option may be made if the first payment would be less than $20 or if the total payments in a year would be less than $100.
                  b) For purposes of calculating  the guaranteed first payment of a Variable Annuity or the payments for a Fixed Annuity, the Annuitant's and second Annuitant's adjusted age will be used. The Annuitant's and second Annuitant's adjusted age is his or her age as of the birthday closest to the Annuity commencement date reduced by one year for Annuity commencement dates occurring during the period of time from July 1, 1992 through December 31, 1999. The Annuitant's and second Annuitant's age will be reduced by


                   41                 41
                     two years for Annuity commencement dates occurring during the period of time from January 1, 2000 through December 31, 2009. The Annuitant's and second Annuitant's age will be reduced by one additional year for Annuity commencement dates occurring in each succeeding decade. The Annuity rates for options 3 and 4 are based on mortality from 1983 Table a.
                  c) Assumed annual  net return rate is the interest rate used to determine the amount of the first Annuity payment under a Variable Annuity. The Separate Account must earn this rate plus enough to cover the mortality and expense risks charges (which may include profit) and administrative charges if future Variable Annuity payments are to remain level.
















































                   42                 42

5.03        Annuity Payments to Participant:
                  In no event may any payments to the Participant under any Annuity option extend beyond:
                  a)    The life of the Participant;
                  b)    The lives of the Participant and the Beneficiary;
                  c) A period certain greater than the Participant's life expectancy according to regulations under Code Section 401(a)(9), determined as of the date payments are to commence; or
                  d) A period certain greater than the life expectancies of the Participant and the Beneficiary according to regulations under Code Section 401(a)(9) determined as of the date payments are to begin.
5.04        Death Provision:
                  When an Annuitant dies under options 3 and 4, the present value of any remaining guaranteed payments will be paid in one sum to the Beneficiary or upon election of the
                  Beneficiary, any remaining payments will continue to the Beneficiary. If a Beneficiary dies while receiving Annuity payments, the present value of any remaining payments will be paid in one lump sum to the Beneficiary's estate. The interest rate used to determine the present value for a lump sum payment will be the rate used to determine the first Annuity payment.
                  In no event may any payments to the Beneficiary under an Annuity option extend beyond:
                  a) The life of the Beneficiary determined as of the date payments are to commence; or
                  b) Any certain period greater than the Beneficiary's life expectancy as determined by regulations under Code
                        Section  401(a)(9)  as of  the  date  payments are  to
                        begin.
                  However, if a Beneficiary dies while under option 1 or while receiving Annuity payments, the present value of any remaining payments will be paid in one lump sum to the estate of the Beneficiary. The interest rate used to determine the first payment will be used to calculate the present value.
5.05        Fund Annuity Units:
                  The number of Fund(s) Annuity units is based on the amount of the first Variable Annuity payment which is equal to:
                  a) The portion of the Current Value including any applicable MVA (see 3.08) or premium tax, applied to pay a Variable Annuity; divided by
                  b)    1,000; multiplied by
                  c)    The payment rate for the option chosen.
                  Such amount, or portion, of the variable payment will be divided by the appropriate Fund(s) Annuity unit value (See 5.06) on the tenth Valuation Period before the due date of the first payment to determine the number of each Fund Annuity units. The number of each Fund Annuity units remains

                   43                 43
                  fixed. Each future payment is equal to the sum of the products of each Fund Annuity unit value multiplied by the appropriate number of units. The Fund Annuity unit value on the tenth Valuation Period prior to the due date of the payment is used.
5.06        Fund Annuity Unit Value:
                  For any Valuation Period, a Fund(s) Annuity unit value is equal to:
                  a)    The value for the previous Period; multiplied by
                  b) The Annuity net return factor(s) (See 5.07) for the Period; multiplied by
                  c) A factor to reflect the assumed annual net return rate (See Contract Schedule II).
                  The dollar value of a Fund Annuity unit and Annuity payments may go up or down due to investment gain or loss.

                  Payments shall not be changed due to changes in the mortality or expense results or administrative charges.
5.07        Fund Annuity Net Return Factor:
                  The Annuity net return factor(s) is used to compute all Separate Account Annuity payments for any Fund.

                  The Annuity net return  factor(s) for each Fund is  equal to
                  1.0000000 plus the net return Rate.

                  The net return rate is equal to:
                  a) The value of the shares of the Fund held by the Separate Account at the end of a Valuation Period; minus
                  b) The value of the shares of the Fund held by the Separate Account at the start of the Valuation Period; plus or minus
                  c) Taxes (or reserves for taxes) on the Separate Account (if any);
                  d) Divided by the total value of the Fund(s) record units and Fund(s) Annuity units of the Separate Account at the start of the Valuation Period; minus
                  e) Minus a daily charge for Annuity mortality and expense risks, which may include profit, and a daily administrative charge (at the annual rate as shown on Contract Schedule II).
                  A net return rate may be more or less than 0%.

                  The value of a share of the Fund is equal to the net assets of the Fund divided by the number of shares outstanding.
5.08        Annuity Options:
                  The Participant may direct Aetna to make payments according to one of the following options, subject to Section VI. Option 1 -- Payments of Interest on Sum Left with Aetna -- This option may be used only by the Beneficiary when the Participant dies before Aetna has started paying an Annuity. A portion or all of the sum paid upon death may be held

                   44                 44
                  under this option and will be held in the General Account of Aetna at interest. The Beneficiary, may later tell Aetna to:
                  a)    Pay a portion or all of the sum held by Aetna; or
                  b) Apply a portion or all of the sum held by Aetna to any Annuity option below.

                  If the Beneficiary is the Participant's surviving spouse, the lump-sum payment may be deferred to a date not later than when the Participant would have attained age 70 1/2.

                  If the Beneficiary is not a spouse, the Beneficiary must tell Aetna to pay the full sum within 5 years after the death of the Participant.
                  Option 2 -- Payments for a Stated Period of Time -- An Annuity will be paid for the number of years chosen (See Contract Schedule II).

                  If payments for this option are made under a Variable Annuity, the present value of any remaining payments may be withdrawn at any time. If a withdrawal is requested prior to the minimum number of years specified on Contract Schedule II, it will be subject to any Withdrawal Fee, if applicable (See Contract Schedule I).
                  Option 3 -- Life Income -- An Annuity will be paid for the life of the Annuitant. Aetna may also guarantee payments for 60, 120, 180, or 240 months if so directed by the Participant.
                  Option 4 -- Life Income Based Upon the Lives of Two Annuitants -- An Annuity will be paid during the lives of the Annuitant and a second Annuitant. Payments will continue until both Annuitants have died. When this option is chosen, a choice of the following must be made:

                  a)    100% of the payment to continue after the first death;

                  b) 66 2/3% of the payment to continue after the first death;
                  c)    50% of the payment to continue after the first death;
                  d) Payments for a minimum of 120 months, with 100% of the payment to continue after the first death; or
                  e) 100% of the payment to continue at the death of the second Annuitant and 50% of the payment to continue at the death of the Annuitant.

                  Other Options -- Aetna may make other options available as allowed by the laws of the state in which this Contract is delivered.


VI.         QUALIFIED JOINT AND SURVIVOR AND PRERETIREMENT SURVIVOR ANNUITIES
______________________________________________________________________________


                   45                 45

6.01        ERISA Requirements:

                  Notwithstanding any other provision of the Plan or this Contract, if the Plan is subject to ERISA:
                  a)    The  Individual  Account(s)  Adjusted   Current  Value
                        available for distribution shall be payable to a married Participant in the form of a "Qualified Joint and Survivor Annuity," in accordance with Section 205 of ERISA, if the Participant does not die before the commencement of retirement benefit payments. A Qualified Joint and Survivor Annuity is an Annuity payable for the joint lives of the Participant and spouse with 50% of the payment to continue to the surviving spouse after the Participant's death.
                  b) The Individual Account(s) Adjusted Current Value shall be payable to the surviving spouse of a married Participant in the form of a "Qualified Preretirement Survivor Annuity," in accordance with Section 205 of ERISA, if the Participant dies before the commencement of retirement benefit payments. A Qualified Preretirement Survivor Annuity is an Annuity payable for the life of the surviving spouse which can be purchased by 50% of the Participant's Individual Account(s) Adjusted Current Value.

6.02        Waiver and Spousal Consent:

                  a) The Participant may waive the Qualified Joint and Survivor Annuity and/or the Qualified Preretirement Survivor Annuity, in accordance with Section 205 of ERISA, and have benefits paid in some other form permitted by the Contract subject, however, to written spousal consent, made in accordance with Section 205 of ERISA.
                  b) Pursuant to Section 205 of ERISA, for married Participants, the spouse must give written consent to the use of the Individual Account(s) Current Value available for distribution as security for a loan under the Contract.














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






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                   47                 47

                                   OPTION 2

                     Payments for a Stated Period of Time

                Amount of First Monthly Payment for Each $1,000
                After Deduction of any Charge for Premium Taxes

        Rates for a Fixed Annuity with Guaranteed Interest Rate of 3.0%


                Years    Guaranteed    Monthly    Quarterly    Semi-Annual
                            Rate       Payment     Payment     AnnualPayment
                                                              Payment
                  5         3.00%       $17.91      $53.59    $106.78$211.99
                  6         3.00%        15.14       45.30      90.27 179.22
                  7         3.00%        13.16       39.39      78.49 155.83
                  8         3.00%        11.68       34.96      69.66 138.31
                  9         3.00%        10.53       31.52      62.81 124.69
                 10         3.00%         9.61       28.77      57.33 113.82
                 11         3.00%         8.86       26.52      52.85 104.93
                 12         3.00%         8.24       24.65      49.13  97.54
                 13         3.00%         7.71       23.08      45.98  91.29
                 14         3.00%         7.26       21.73      43.29  85.95
                 15         3.00%         6.87       20.56      40.96  81.33
                 16         3.00%         6.53       19.54      38.93  77.29
                 17         3.00%         6.23       18.64      37.14  73.74
                 18         3.00%         5.96       17.84      35.56  70.59
                 19         3.00%         5.73       17.13      34.14  67.78
                 20         3.00%         5.51       16.50      32.87  65.26
                 21         3.00%         5.32       15.92      31.72  62.98
                 22         3.00%         5.15       15.40      30.68  60.92
                 23         3.00%         4.99       14.92      29.74  59.04
                 24         3.00%         4.84       14.49      28.88  57.33
                 25         3.00%         4.71       14.09      28.08  55.76
                 26         3.00%         4.59       13.73      27.36  54.31
                 27         3.00%         4.47       13.39      26.68  52.97
                 28         3.00%         4.37       13.08      26.06  51.74
                 29         3.00%         4.27       12.79      25.49  50.60
                 30         3.00%         4.18       12.52      24.95  49.53














                   48                 48

                                   OPTION 2

                     Payments for a Stated Period of Time

                Amount of First Monthly Payment for Each $1,000
                After Deduction of any Charge for Premium Taxes

       Rates for a Variable Annuity with Assumed Net Return Rate of 3.5%

                Years      Monthly    Quarterly     Semi-      Annual
                           Payment     Payment      Annual    Payment
                                                   Payment

                  5        $18.12       $54.19     $107.92    $213.99
                  6         15.35        45.92       91.44     181.32
                  7         13.38        40.01       79.69     158.01
                  8         11.90        35.59       70.88     140.56
                  9         10.75        32.16       64.05     127.00
                 10          9.83        29.42       58.59     116.18
                 11          9.09        27.18       54.13     107.34
                 12          8.46        25.32       50.42      99.98
                 13          7.94        23.75       47.29      93.78
                 14          7.49        22.40       44.62      88.47
                 15          7.10        21.24       42.31      83.89
                 16          6.76        20.23       40.29      79.89
                 17          6.47        19.34       38.51      76.37
                 18          6.20        18.55       36.94      73.25
                 19          5.97        17.85       35.54      70.47
                 20          5.75        17.22       34.28      67.98
                 21          5.56        16.65       33.15      65.74
                 22          5.39        16.13       32.13      63.70
                 23          5.24        15.66       31.19      61.85
                 24          5.09        15.24       30.34      60.17
                 25          4.96        14.85       29.56      58.62
                 26          4.84        14.49       28.85      57.20
                 27          4.73        14.15       28.19      55.90
                 28          4.63        13.85       27.58      54.69
                 29          4.53        13.57       27.02      53.57
                 30          4.45        13.30       26.49      52.53














                   49                 49

                                   OPTION 2

                     Payments for a Stated Period of Time

                Amount of First Monthly Payment for Each $1,000
                After Deduction of any Charge for Premium Taxes

    Rates for a Variable Annuity with Assumed Net Return Rate Rate of 5.0%

                Years      Monthly    Quarterly     Semi-      Annual
                           Payment     Payment      Annual    Payment
                                                   Payment

                  5        $18.74       $56.00     $111.33    $219.98
                  6         15.99        47.77       94.96     187.64
                  7         14.02        41.90       83.30     164.59
                  8         12.56        37.52       74.58     147.35
                  9         11.42        34.11       67.81     133.99
                 10         10.51        31.40       62.42     123.34
                 11          9.77        29.19       58.03     114.66
                 12          9.16        27.36       54.38     107.45
                 13          8.64        25.81       51.31     101.39
                 14          8.20        24.50       48.69      96.21
                 15          7.82        23.36       46.44      91.75
                 16          7.49        22.37       44.47      87.88
                 17          7.20        21.51       42.75      84.48
                 18          6.94        20.74       41.23      81.47
                 19          6.71        20.06       39.88      78.80
                 20          6.51        19.46       38.68      76.42
                 21          6.33        18.91       37.59      74.28
                 22          6.17        18.42       36.62      72.35
                 23          6.02        17.98       35.73      70.61
                 24          5.88        17.57       34.93      69.02
                 25          5.76        17.20       34.20      67.57
                 26          5.65        16.87       33.53      66.25
                 27          5.54        16.56       32.92      65.04
                 28          5.45        16.28       32.35      63.93
                 29          5.36        16.01       31.83      62.90
                 30          5.28        15.77       31.35      61.95














                   50                 50

                                   OPTION 3
                                  Life Income
                Amount of First Monthly Payment for Each $1,000
                After Deduction of any Charge for Premium Taxes
        Rates for a Fixed Annuity with Guaranteed Interest Rate of 3.0%
               Payments Guaranteed for a Stated Period of Months

              Adjusted      None          60         120        180240
               Age of
              Annuitant
                 50         $4.05       $4.05       $4.03      $3.99$3.93
                 51          4.12        4.11        4.09       4.05 3.99
                 52          4.19        4.19        4.16       4.11 4.04
                 53          4.27        4.26        4.23       4.18 4.10
                 54          4.35        4.34        4.31       4.25 4.16

                 55          4.44        4.42        4.39       4.32 4.22
                 56          4.53        4.51        4.47       4.40 4.29
                 57          4.62        4.61        4.56       4.48 4.35
                 58          4.72        4.71        4.65       4.56 4.42
                 59          4.83        4.81        4.75       4.64 4.49

                 60          4.95        4.93        4.86       4.73 4.55
                 61          5.07        5.05        5.97       4.83 4.62
                 62          5.20        5.17        5.08       4.92 4.69
                 63          5.34        5.31        5.20       5.02 4.76
                 64          5.49        5.45        5.33       5.12 4.83

                 65          5.65        5.61        5.47       5.22 4.89
                 66          5.82        5.77        5.61       5.33 4.96
                 67          6.01        5.94        5.75       5.44 5.02
                 68          6.20        6.13        5.91       5.54 5.08
                 69          6.41        6.33        6.07       5.65 5.14

                 70          6.64        6.54        6.23       5.76 5.19
                 71          6.88        6.76        6.41       5.86 5.24
                 72          7.14        7.00        6.59       5.97 5.28
                 73          7.43        7.26        6.77       6.06 5.32
                 74          7.73        7.53        6.96       6.16 5.35

                 75          8.06        7.82        7.14       6.25 5.38
  Rates are based on mortality from 1983 Table a. The rates do not differ by sex.
   Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.

















                   51                 51

                                   OPTION 3
                                  Life Income
                Amount of First Monthly Payment for Each $1,000
                After Deduction of any Charge for Premium Taxes
       Rates for a Variable Annuity with Assumed Net Return Rate of 3.5%
               Payments Guaranteed for a Stated Period of Months

              Adjusted      None          60         120        180240
               Age of
              Annuitant
                 50         $4.34       $4.34       $4.31      $4.27$4.22
                 51          4.41        4.40        4.38       4.33 4.27
                 52          4.48        4.47        4.45       4.40 4.32
                 53          4.56        4.55        4.52       4.46 4.38
                 54          4.64        4.63        4.59       4.53 4.44

                 55          4.72        4.71        4.67       4.60 4.50
                 56          4.81        4.80        4.75       4.67 4.56
                 57          4.91        4.89        4.84       4.75 4.62
                 58          5.01        4.99        4.93       4.83 4.69
                 59          5.12        5.10        5.03       4.92 4.75

                 60          5.23        5.21        5.13       5.00 4.82
                 61          5.36        5.33        5.24       5.09 4.88
                 62          5.49        5.45        5.35       5.19 4.95
                 63          5.63        5.59        5.47       5.28 5.02
                 64          5.78        5.73        5.60       5.38 5.08

                 65          5.94        5.89        5.73       5.48 5.15
                 66          6.11        6.05        5.87       5.58 5.21
                 67          6.29        6.22        6.02       5.69 5.27
                 68          6.49        6.41        6.17       5.79 5.33
                 69          6.70        6.60        6.33       5.90 5.38

                 70          6.92        6.81        6.49       6.00 5.43
                 71          7.17        7.04        6.66       6.10 5.48
                 72          7.43        7.27        6.84       6.20 5.52
                 73          7.71        7.53        7.02       6.30 5.55
                 74          8.02        7.80        7.20       6.39 5.59

                 75          8.35        8.08        7.38       6.48 5.62
  Rates are based on mortality from 1983 Table a. The rates do not differ by sex.
   Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.

















                   52                 52

                                   OPTION 3
                                  Life Income
                Amount of First Monthly Payment for Each $1,000
                After Deduction of any Charge for Premium Taxes
       Rates for a Variable Annuity with Assumed Net Return Rate of 5.0%
               Payments Guaranteed for a Stated Period of Months

              Adjusted      None          60         120        180240
               Age of
              Annuitant
                 50         $5.26       $5.25       $5.22      $5.17$5.11
                 51          5.33        5.32        5.28       5.23 5.15
                 52          5.40        5.38        5.34       5.29 5.20
                 53          5.47        5.45        5.41       5.35 5.26
                 54          5.54        5.53        5.48       5.41 5.31

                 55          5.63        5.61        5.56       5.47 5.36
                 56          5.71        5.69        5.63       5.54 5.42
                 57          5.80        5.78        5.72       5.61 5.47
                 58          5.90        5.88        5.81       5.69 5.53
                 59          6.01        5.98        5.90       5.77 5.59

                 60          6.12        6.09        6.00       5.85 5.65
                 61          6.24        6.21        6.10       6.93 5.71
                 62          6.37        6.33        6.21       6.02 5.77
                 63          6.51        6.46        6.33       6.11 5.83
                 64          6.66        6.60        6.45       6.20 5.89

                 65          6.82        6.75        6.57       6.30 5.95
                 66          6.99        6.91        6.71       6.39 6.01
                 67          7.17        7.08        6.85       6.49 6.06
                 68          7.36        7.27        6.99       6.59 6.12
                 69          7.57        7.46        7.15       6.69 6.17

                 70          7.80        7.67        7.30       6.78 6.21
                 71          8.05        7.89        7.47       6.88 6.25
                 72          8.31        8.13        7.64       6.97 6.29
                 73          8.59        8.38        7.81       7.06 6.33
                 74          8.90        8.64        7.99       7.15 6.36

                 75          9.23        8.93        8.16       7.23 6.38
  Rates are based on mortality from 1983 Table a. The rates do not differ by sex.
   Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.

















                   53                 53

                                   OPTION 4

                          Life Income for Two Payees

                Amount of First Monthly Payment for Each $1,000
                After Deduction of any Charge for Premium Taxes

        Rates for a Fixed Annuity with Guaranteed Interest Rate of 3.0%

               Payments Guaranteed for a Stated Period of Months


                Adjusted Ages
            Annuitant   Second   Option   Option    Option Option    Option
                      Annuitant    4a       4b        4c     4d        4e


               55         50      $3.69   $4.05     $4.27   $3.69     $4.03
               55         55       3.88    4.25      4.47    3.87      4.14
               55         60       4.06    4.47      4.71    4.06      4.20

               60         55       3.99    4.44      4.71    3.98      4.42
               60         60       4.24    4.71      4.99    4.23      4.57
               60         65       4.49    5.01      5.32    4.48      4.64

               65         60       4.38    4.97      5.32    4.38      4.93
               65         65       4.72    5.33      5.70    4.71      5.14
               65         70       5.07    5.75      6.17    5.05      5.26

               70         65       4.93    5.68      6.15    4.91      5.66
               70         70       5.40    6.21      6.70    5.36      5.96
               70         75       5.89    6.82      7.40    5.81      6.12

               75         70       5.69    6.68      7.32    5.62      6.67
               75         75       6.37    7.45      8.15    6.23      7.12
               75         80       7.07    8.34      9.16    6.78      7.36


  Rates are based on mortality from 1983 Table a. The rates do not differ by sex.
   Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.




















                   54                 54

                                   OPTION 4

                          Life Income for Two Payees

                Amount of First Monthly Payment for Each $1,000
                After Deduction of any Charge for Premium Taxes

       Rates for a Variable Annuity with Assumed Net Return Rate of 3.5%



                Adjusted Ages
            Annuitant   Second   Option   Option    Option Option    Option
                      Annuitant    4a       4b        4c     4d        4e


               55         50      $3.97   $4.35     $4.56   $3.97     $4.31
               55         55       4.16    4.54      4.76    4.15      4.42
               55         60       4.27    4.73      5.00    4.26      4.48

               60         55       4.27    4.73      5.00    4.26      4.70
               60         60       4.51    4.99      5.27    4.50      4.84
               60         65       4.66    5.25      5.61    4.65      4.93

               65         60       4.66    5.25      5.61    4.65      5.22
               65         65       4.99    5.61      5.99    4.98      5.42
               65         70       5.19    5.97      6.44    5.17      5.54

               70         65       5.19    5.97      6.44    5.17      5.93
               70         70       5.67    6.49      6.99    5.62      6.23
               70         75       5.95    6.96      7.61    5.87      6.40

               75         70       5.95    6.96      7.61    5.87      6.95
               75         75       6.64    7.73      8.43    6.48      7.40
               75         80       7.04    8.39      9.29    6.79      7.64



  Rates are based on mortality from 1983 Table a. The rates do not differ by sex.
   Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.



















                   55                 55

                                   OPTION 4

                          Life Income for Two Payees

                Amount of First Monthly Payment for Each $1,000
                After Deduction of any Charge for Premium Taxes

       Rates for a Variable Annuity with Assumed Net Return Rate of 5.0%



                Adjusted Ages
            Annuitant   Second   Option   Option    Option Option    Option
                      Annuitant    4a       4b        4c     4d        4e


               55         50      $4.88   $5.26     $5.48   $4.88     $5.23
               55         55       5.04    5.44      5.66    5.04      5.32
               55         60       5.15    5.63      5.91    5.14      5.38

               60         55       5.15    5.63      5.91    5.14      5.59
               60         60       5.37    5.87      6.16    5.37      5.72
               60         65       5.52    6.14      6.51    5.51      5.80

               65         60       5.52    6.14      6.51    5.51      6.10
               65         65       5.83    6.49      6.87    5.82      6.29
               65         70       6.04    6.84      7.34    6.00      6.41

               70         65       6.04    6.84      7.34    6.00      6.81
               70         70       6.49    7.35      7.87    6.44      7.08
               70         75       6.77    7.84      8.51    6.68      7.25

               75         70       6.77    7.84      8.51    6.68      7.81
               75         75       7.45    8.60      9.33    7.27      8.25
               75         80       7.86    9.28     10.20    7.57      8.49



  Rates are based on mortality from 1983 Table a. The rates do not differ by sex.
   Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.



















                   56                 56

                   57                 57

                   Aetna Life Insurance and Annuity Company

                          TRANSFER CREDIT ENDORSEMENT


The Contract is hereby endorsed as follows:

Add the following statement to the end of Section 3.02 entitled Net Contribution(s):

Transferred Assets are the value of prior contributions into an existing Plan which are deposited into this Contract as of the date the amount is received in good order by Aetna. Transferred Assets, less any premium tax, will be allocated to Participant Individual Accounts in amounts authorized by the Participant.

Where Aetna is the exclusive 403(b) Plan provider, Aetna will apply a Transfer Credit equal to [2%] of Transferred Assets deposited into the Contract and allocated to Individual Accounts. The Transfer Credit amount is calculated as of the one year anniversary of a Participant's first Net Contribution to the Contract. The calculation for any Transfer Credit amount will be based on the total amount of Transferred Assets remaining in Individual Accounts as of the calculation date.

The Transfer Credit amount will be allocated to the Fixed Plus Account. The amount will include the Transfer Credit plus any interest that would have accrued had the Transfer Credit actually been deposited into the Fixed Plus Account on the first business day of the calendar month following it's calculation.

Transfer Credit will not be applied to assets transferred into the Contract from existing Aetna Contracts. Only Net Contributions not previously held by Aetna Life Insurance and Annuity Company are eligible for Transfer Credit.

Endorsed and made a part of the Contract on the effective date of the Contract.


























                   58                 58

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


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                   60                 60

                                 [Aetna Logo]

                   Aetna Life Insurance and Annuity Company
                      Home Office: 151 Farmington Avenue
                         Hartford, Connecticut  06156
                                (800) 525-4225

                      Group Combination Annuity Contract
                               Nonparticipating









ALL PAYMENTS AND VALUES PROVIDED BY THE CONTRACT, WHEN BASED ON INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT, ARE VARIABLE AND ARE NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT. THIS CONTRACT CONTAINS A MARKET VALUE ADJUSTMENT FORMULA. APPLICATION OF A MARKET VALUE ADJUSTMENT MAY RESULT IN EITHER AN INCREASE OR DECREASE IN THE CURRENT VALUE. THE MARKET VALUE ADJUSTMENT FORMULA DOES NOT APPLY TO A GUARANTEED TERM AT THE TIME OF ITS MATURITY.




































                   61                 61